Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our reports dated March 31, 2011, relating to our audits of the consolidated financial statements of 84 FINANCIAL L.P. appearing in that Prospectus, and to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Carr, Riggs & Ingram, LLC

Carr, Riggs & Ingram, LLC

Gainesville, FL
April 20, 2011